UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): March 25, 2010

Bakers Footwear Group, Inc.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

                On March 25, 2010, certain members of the Company’s management team held a conference call to discuss earnings and operating results for the fourth quarter ended January 30, 2010.  Excerpts from the conference call transcript are furnished as Exhibit 99.1 hereto and are incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2009, on December 14, 2009 the Company received a staff deficiency letter from The Nasdaq Stock Market (“Nasdaq”) informing the Company that, based on its stockholders’ deficit as reported in the Company’s Quarterly Report on Form 10-Q filed on December 9, 2009, the Company did not meet the $2,500,000 minimum stockholders’ equity required for continued listing on the Capital Market by Marketplace Rule 5550(b)(1).  In response to this letter, the Company submitted a plan of compliance to Nasdaq.  On January 21, 2010 Nasdaq granted the Company an extension until March 29, 2010 to demonstrate compliance with this standard.  On March 25, 2010 the Company issued a press release and filed a Current Report on Form 8-K disclosing summary financial information for its 2009 fiscal year, including the disclosure that shareholders equity was $2,140,000 as of January 30, 2010.

                On March 29, 2010, the Company received a staff deficiency letter from Nasdaq stating that the Company did not meet the minimum stockholders’ equity requirement within the extension period.  The letter further states that unless the Company appeals this determination, the Company’s common stock (“Common Stock”) will be suspended from trading at the open of business on April 7, 2010 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) which will remove the Company’s securities from listing and registration on Nasdaq.

                In accordance with Nasdaq rules, the Company expects to submit a request for a hearing and the requisite filing fee on or before 4:00 p.m. Eastern Time on April 5, 2010.  This hearings request will stay the suspension of the Common Stock and the filing of the Form 25-NSE pending the Nasdaq hearings panel decision.

                The Company expects to base its appeal upon its improved operating results over the past two years, positive sales momentum in 2010 and positive cash flow.  However, the Company believes that it is likely that its operating results will not allow it to regain compliance with the Nasdaq minimum stockholders’ equity requirement during fiscal year 2010.  Therefore, the Company can give no assurance that its appeal will be successful.

                If the Company’s appeal is unsuccessful and the Common Stock is de-listed from Nasdaq, the Company expects to have the Common Stock quoted on the OTC Bulletin Board or the “Pink Sheets.”  However, a market maker must apply to register and quote the Common Stock for the OTC Bulletin Board or “Pink Sheets.”  The Company has held preliminary discussions with potential market makers and believes that such market makers will be willing to do so.  However, as this process is not within the direct control of the Company, there is no assurance that the Company’s securities will be quoted on the OTC Bulletin Board or the “Pink Sheets.”

                The information set forth above contains forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934). The Company has no duty to update such statements. Actual future events and circumstances could differ materially from those set forth in this Current Report, including the Press Release, due to various factors.

                Factors that could cause these statements not to be satisfied include inability to satisfy listing requirements, material declines in sales trends and liquidity, material changes in capital market conditions or in the Company’s business, prospects, results of operations or financial condition and other risks and uncertainties, including those detailed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those discussed in “Risk Factors,” “Management’s Discussion and Analysis of Financial Position and Results of Operations” and in Note 2 to the Company’s financial statements, and in the Company’s other filings with the Securities and Exchange Commission.

Item 7.01.  Regulation FD Disclosure.

                The information set forth under Item 2.02 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

                (d)  Exhibits.  See Exhibit Index.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: March 31, 2010	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III
Executive Vice President,
Chief Financial Officer,
Controller, Treasurer and
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Excerpts from the transcript of the conference call held on March 25, 2010.